UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2012

SUNOCO, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-6841	23-1743282
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

1818 Market Street, Suite 1500, Philadelphia, PA	19103
(Address of principal executive offices)	(Zip Code)

215-977-3000

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On September 8, 2012, Sunoco, Inc. (“Sunoco” or the “Company”) completed the exit from its Northeast refining operations by contributing the refining assets at its Philadelphia, PA refinery and various commercial contracts to Philadelphia Energy Solutions (“PES”), a joint venture with The Carlyle Group, L.P. (“The Carlyle Group”). Under the terms of the joint venture agreement, The Carlyle Group will hold the controlling interest and will oversee day-to-day operations of the joint venture and the refinery. In exchange for contributing its refinery assets to the joint venture, Sunoco retained a 33 percent non-operating minority interest. Sunoco also permanently idled the main refining processing units at its Marcus Hook, PA refinery in June 2012. The Marcus Hook facility continued to support operations at the Philadelphia refinery prior to commencement of the PES joint venture.

Attached as Exhibit 99.1 to this Current Report on Form 8-K, and incorporated herein by this reference, is a copy of Sunoco’s press release dated September 8, 2012, announcing the formation of PES and the completion of Sunoco’s exit from its Northeast refining operations.

Item 9.01.	Financial Statements and Exhibits.

(b)	Pro Forma Financial Information:

Unaudited pro forma financial information of Sunoco to give effect to the exit from its Northeast refining operations is included in Exhibit 99.2 filed herewith and incorporated by reference into this Item 9.01.

(d)	Exhibits:

Exhibit Number	Description

99.1	Press release of Sunoco, Inc. dated September 8, 2012.

99.2	Unaudited Pro Forma Consolidated Financial Information of Sunoco, Inc. and Subsidiaries

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sunoco, Inc.
(Registrant)

Date: September 13, 2012

/s/ Joseph P. Krott
Joseph P. Krott
Comptroller
(Principal Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Sunoco, Inc. dated September 8, 2012

99.2	Unaudited Pro Forma Consolidated Financial Information of Sunoco, Inc. and Subsidiaries